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                                                                    EXHIBIT 2.2

                 FOURTH AMENDMENT TO SUBORDINATED NOTE DUE 2000
                 AND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

        This Fourth Amendment to Subordinated Note Due 2000 is made by and between LCC International, Inc., a Delaware corporation (the "Company"), and MCI Telecommunications Corporation, a Delaware corporation ("MCI") and this Amendment to Registration Rights Agreement is made among the Company, MCI and RF Investors, L.L.C., a Delaware limited liability company and major stockholder of the Company ("RF Investors"), in each case as of this 23rd day of October, 1997 (the foregoing amendments are collectively referred to herein as "this Amendment").

        WHEREAS, MCI is the holder of that certain Subordinated Note Due 2000 of the Company (originally issued by TelcomVentures, L.L.C. on June 28, 1994 and assumed by the Company on September 27, 1996) in the aggregate principal amount of $30,000,000 with interest thereon at an annual rate of 6.8%, as amended (the "Note"); and

        WHEREAS, Section 3 of the Note contains a provision for exchange of the Note for an aggregate of 1,704,659 shares of Class A Common Stock, par value $.01 per share, of the Company ("Class A Common Stock"), in certain instances; and

        WHEREAS, the Company and MCI desire to amend the Note to provide for a reduction in the annual rate of interest thereon and to provide MCI with an additional right to exchange the Note for Class A Common Stock; and

        WHEREAS, the Company, MCI and RF Investors are parties to that certain Registration Rights Agreement, dated as of July 25, 1996 (the "Registration Rights Agreement"); and

        WHEREAS, in consideration of the reduction in the annual rate of interest on the Note provided for below, the parties have agreed to amend the Registration Rights Agreement in certain respects.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

        1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

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        2. Effective on October 23, 1997 the Note shall bear interest until paid in full at an annual rate of 4.4%. Interest on the Note shall continue to be payable semi-annually in arrears on the last day of each June and December.

        3. Each of Sections 3(a), 3(c) and 3(d) of the Note is hereby amended by added after the words "to be issued by LCC International" in the first sentence thereof the words "less the number of shares, if any, for which this Note was partially exchanged pursuant to the second paragraph of Section 3(b)." Section 3(b) of the Note is hereby amended in its entirety as follows:

          (b) At the Option of Investor. This Note may be exchanged, in whole but not in part, at the option of Investor, together with the LCC Note, for an aggregate of 1,704,659 shares of Class A Common Stock to be issued by LCC International less the number of shares, if any, for which this Note was partially exchanged pursuant to the following paragraph, subject to adjustment as provided in paragraph (e) below, by written notice of Investor to the Company
(i) at any time during the 45 calendar day period commencing on each of June 27, 1997, June 27, 1998 and June 27, 1999, which notice shall set forth the effective date (subject to the provisions of paragraph (f) below) of the exchange which shall be a date not later than 60 days following the date of such notice, (ii) if the Company has delivered a Prepayment Notice, at any time on or prior to the Prepayment Date, (iii) if the Company has delivered notice to Investor of the occurrence of a Section 3(a) Event, and at such time there shall have occurred and be continuing an Event of Default, at any time prior to the occurrence of such Section 3(a) Event, (iv) at any time from the commencement of a tender offer other than by MCI or any Affiliate thereof (as defined in the Securityholders Agreement) for 25% or more of the outstanding common stock of LCC International until the completion or withdrawal of such tender offer or (v) at any time from the public announcement by LCC International of its intention to effect a distribution (through dividend or otherwise) of assets representing 5% or more of the fair market value of its total assets pro rata to its shareholders of record through the record date for such distribution. This Note may not be exchanged by Investor pursuant to this paragraph of this Section 3(b) unless it shall simultaneously exchange the LCC Note pursuant to the first paragraph of Section 3(b) thereof.

        In addition to the exchange right of Investor set forth in the preceding paragraph, this Note may be exchanged, at the option of Investor, as follows. In the event that, prior to June 26, 1998, the Company proposes to register shares of Class A Common Stock or the Class B Common Stock, par value $.01 per share, of LCC International under the Securities Act of 1933, as amended, whether for its own account or for the account of other security holders or both, including without limitation in connection with the exercise by RF Investors, L.L.C. ("RF Investors") of its rights under Section 1.2 of the Registration Rights Agreement, dated as of July 25, 1996, among the Company, Investor and RF Investors (the "Registration Rights Agreement") on any form other than S-8, S-4 (or Form S-3 if such registration covers an offering of the type contemplated by Form S-8) or any

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successor forms (a "Share Registration"), the Company shall give Investor prompt notice thereof (a "Registration Notice"). This Note may be exchanged in part, at the option of Investor, for such number of shares of Class A Common Stock not in excess of 600,000, subject to adjustment as provided in paragraph (e) below, requested by Investor (subject to reduction as described below), which shares shall be registered for sale in connection with such Share Registration.
Investor may exercise this option by giving the Company written notice stating the number of shares for which it desires to exchange this Note (the "Shares Requested to Be Registered") at any time prior to 5:00 p.m., Washington, D.C. time, on the tenth Business Day following the receipt by Investor of a Registration Notice, which exchange shall be effective to the extent of the number of shares registered (subject to the provisions of paragraph (f) below) immediately prior to the closing of the Share Registration. The obligations of the Company and Investor with respect to such Share Registration shall be as set forth in the Registration Rights Agreement with respect to Investor's so-called "piggy-back registration rights" as set forth in Section 1.3 thereof, as modified by the following sentence. In the event that such Share Registration is made in connection with an underwritten offering and the managing underwriter for the proposed offering concludes that it would be advisable, from a marketing standpoint, to reduce the number of shares to be included therein from the total number requested by the Company and all other security holders to be registered, the number of Shares Requested To Be Registered shall be reduced only if all other shares requested by all other security holders having rights to be included in such Share Registration have been excluded therefrom and then, to the extent recommended by the managing underwriter. Upon the effectiveness of any partial exchange of this Note pursuant to this paragraph, the outstanding principal balance thereof shall be reduced by an amount equal to the product of
(x) the number of shares of Class A Common Stock for which this Note has been partially exchanged and (y) $17.5988.

        4. The Company, MCI and RF Investors agree that the Registration Rights Agreement is hereby amended so as to reflect the provisions set forth in the amendment of Section 3(b) of the Note provided in paragraph 3 above.

        5. In all other respects, the Note and the Registration Rights Agreement shall continue in full force and effect.

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        IN WITNESS WHEREOF, the parties have executed or caused to be executed this Amendment in one or more counterparts as of the day and year above written.

                                   LCC INTERNATIONAL, INC.

                                   By:/s/ PIYUSH SODHA
                                      -------------------------------------
                                          Piyush Sodha
                                          President and
                                          Chief Executive Officer

                                   MCI TELECOMMUNICATIONS
                                   CORPORATION


                                   By:/s/ W.S. ARMISTEAD
                                      -------------------------------------
                                   Its:   Vice President
                                        -----------------------------------

Executed solely for purposes of the foregoing amendment of the Registration Rights Agreement:

                                   RF INVESTORS.L.L.C.

                                   By:/s/ RAJENDRA SINGH
                                      -------------------------------------
                                   Its:   President
                                        -----------------------------------